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                          NOTE PURCHASE AGREEMENT



                       dated as of September 22, 1997


                                   among


                     CASE EQUIPMENT LOAN TRUST 1997-B,


                          CASE CREDIT CORPORATION,
                             AS ADMINISTRATOR,

                         CASE RECEIVABLES II, INC.

                      THE PURCHASERS DESCRIBED HEREIN,


                                    and


                        CREDIT SUISSE FIRST BOSTON,
                              NEW YORK BRANCH,
                                  as Agent


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                             TABLE OF CONTENTS
||

ARTICLE 1  DEFINITIONS

      SECTION 1.1  Definitions .............................................1

ARTICLE 2  PURCHASE AND SALE OF CLASS B NOTES
      SECTION 2.1  The Commitments..........................................1
      SECTION 2.2  Funding Mechanics........................................2
      SECTION 2.3  Pricing..................................................2
      SECTION 2.4  Taxes ...................................................3

ARTICLE 3  REPRESENTATIONS AND WARRANTIES

      SECTION 3.1  Mutual Representations and Warranties....................7
      SECTION 3.2  Issuer...................................................7
      SECTION 3.3  Purchasers...............................................7
      SECTION 3.4  Case Credit and CR II....................................8

ARTICLE 4  CONDITIONS

      SECTION 4.1  Conditions to Initial Purchase...........................8
      SECTION 4.2  Conditions to Each Purchase.............................10

ARTICLE 5  AGENT; REQUIRED PURCHASERS

      SECTION 5.1  Appointment ............................................10
      SECTION 5.2  Nature of Duties........................................11
      SECTION 5.3  Lack of Reliance on Agent...............................11
      SECTION 5.4  Certain Rights of Agent.................................11
      SECTION 5.5  Reliance    ............................................12
      SECTION 5.6  Indemnification.........................................12
      SECTION 5.7  Agent in its Individual Capacity........................12
      SECTION 5.8  Resignation by Agent....................................13
      SECTION 5.9  Required Purchasers. ...................................13

ARTICLE 6  MISCELLANEOUS PROVISIONS

      SECTION 6.1  Successors and Assigns; Assignments.....................13
      SECTION 6.2  Survival of Agreement...................................16
      SECTION 6.3  Entire Agreement........................................16
      SECTION 6.4  Notices     ............................................16
      SECTION 6.5  No Third-Party Beneficiaries............................16

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      SECTION 6.6  Severability of Provisions..............................16
      SECTION 6.7  Counterparts............................................17
      SECTION 6.8  Governing Law...........................................17
      SECTION 6.9  Tax Characterization....................................17
      SECTION 6.10  No Proceedings.........................................17
      SECTION 6.11  Expenses; Indemnification..............................17
||

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                                  SCHEDULE

SCHEDULE I      Initial Purchaser's Maximum Amount and Percentage


                                  EXHIBITS

EXHIBIT A       Form of Assignment Agreement


                                  APPENDIX

APPENDIX X     Index of Additional Defined Terms


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         This NOTE PURCHASE AGREEMENT, dated as of September 22, 1997 (this
"Agreement"), is made among CASE EQUIPMENT LOAN TRUST 1997-B, a Delaware business trust ("Issuer"), CASE CREDIT CORPORATION, a Delaware corporation ("Case Credit" or "Administrator"), CASE RECEIVABLES II INC., a Delaware corporation ("CR II"), the purchasers named on the signatures pages of this Agreement (together with their respective permitted assigns, the "Purchasers"), and CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH ("CSFB"), as agent for the Purchasers (in such capacity as agent, together with any successors in that capacity, "Agent").

                                 BACKGROUND

         1. Issuer intends to issue Class B Asset Backed Notes (the "Class B Notes") pursuant to an Indenture to be dated as of September 1, 1997 (the "Indenture") between the Issuer and Harris Trust and Savings Bank, as Indenture Trustee for the holders of the Indenture Notes. Principal of and interest on the Class B Notes will be paid from funds allocated for that purpose in accordance with a Sale and Servicing Agreement to be dated as of September 1, 1997 (the "Sale and Servicing Agreement") among the Issuer, Case Credit, as Servicer, and CR II.

         2. Issuer has requested that each Purchaser purchase Class B Notes. Subject to the terms and conditions of this Agreement, each Purchaser is willing to agree to purchase Class B Notes with a principal amount not to exceed, in the aggregate, the Maximum Amount set forth opposite its name in Schedule I. Case Credit has joined in this Agreement as Administrator for the Issuer and to confirm certain representations and warranties for the benefit of the Purchasers and the Agent. CR II has joined in this Agreement to confirm certain representations and warranties for the benefit of the Purchasers and the Agent.

ARTICLE 1  DEFINITIONS

         SECTION 1.1 Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Indenture or, if not defined in the Indenture, in the Sale and Servicing Agreement. An index of terms defined directly in this Agreement is attached as Appendix X. As used herein, the term "including" means "including without limitation," and other forms of the verb "to include" have correlative meanings.

ARTICLE 2  PURCHASE AND SALE OF CLASS B NOTES

         SECTION 2.1 The Commitments. (a) Subject to the terms and conditions of this Agreement (including Sections 2.1(c), 4.1 and 4.2), each Purchaser agrees, severally and for itself alone, to purchase (each a "Purchase") Class B Notes on

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September 22, 1997 (the "Closing Date") having an initial principal amount not exceeding its Maximum Amount. The failure of any Purchaser to make any Purchase shall not relieve any other Purchaser of its obligation to make Purchases. No Purchaser shall, however, be responsible for the failure of any other Purchaser to make any Purchase.

         (b) For purposes of this Agreement, "Percentage" means, with respect to each Purchaser, the percentage equivalent (carried out to twelve decimal places) of a fraction the numerator of which is such Purchaser's Maximum Amount and the denominator of which is the sum of the Maximum Amounts of all of the Purchasers. The initial Percentages of the initial Purchasers, and their respective Maximum Amounts, are set out opposite their names in Schedule I.

         (c) For purposes of this Agreement, CSFB is hereby designated, and agrees to act, as Support Bank for Alpine Securitization Corp. ("Conduit"). For purposes of this Agreement, "Structured Lender" means Conduit and any other Purchaser whose principal business consists of issuing commercial paper, medium term notes or other securities to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets or interests therein and that is required by any nationally recognized statistical rating agency that is rating such securities to obtain from its principal debtors an agreement such as that set forth in Section 6.10 in order to maintain such rating; and "Support Bank" means any bank or other financial institution extending or having a commitment to extend funds to or for the account of any Structured Lender (including by agreement to purchase an assignment of, or participation in, the Class B Note(s) held by such Person) under a liquidity or credit support agreement that relates to the Class B Note(s) purchased by such Structured Lender.

         SECTION 2.2 Funding Mechanics. On the Closing Date, subject to the conditions in Section 2.1 and Article 4, each Purchaser shall Purchase a Class B Note on the proposed date thereof by wire transfer in Dollars of immediately available funds to the Agent at the office designated from time to time by the Agent, not later than 10:00 a.m., New York City time, and the Agent shall (unless notified in writing that any condition precedent has not been satisfied), by noon, New York City time, on the same day, make available to Issuer by wire transfer of Dollars in immediately available funds the aggregate amount of the funds received.

         SECTION 2.3 Pricing. The interest rate applicable to the Class B Notes for each Interest Period shall equal LIBOR, as determined on the related LIBOR Determination Date, plus the Class B Margin specified in the letter of even date with this Agreement from the Agent to the Administrator; provided that in no event shall such rate exceed the applicable Net Funds Cap.

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         SECTION 2.4 Taxes. (a) The Issuer covenants and agrees that for
United States federal, state and local income and franchise tax purposes it will report Investment Earnings on the Spread Account as its income and pay any tax thereon.

         (b) All payments on the Class B Notes are payable free and clear of any and all present and future taxes, levies, imposts, duties, deductions, withholding, fees, liabilities and similar charges ("Taxes"); provided that the term "Taxes" as used in this Section 2.4 shall not include any income or franchise tax based on the net income of any Purchaser or any other tax upon or measured by income or gross receipts of any Purchaser imposed by the United States of America or by any state, locality or foreign jurisdiction in which such Purchaser maintains a permanent establishment. If any Taxes are required to be withheld or deducted from any amount payable to any Purchaser with respect to the Class B Notes, subject to compliance by such Purchaser with subsection 2.4(c) below, the Issuer agrees that the amount payable to such Purchaser hereunder will be increased (which increase shall be paid only from the Total Distribution Amount to the extent funds are available therefor under
Section 5.5(b)(iii)(3) of the Sale and Servicing Agreement) to the amount which, after deduction from such amount of all Taxes required to be withheld or deducted therefrom, will yield to such Purchaser the amount stated to be payable to such Purchaser under the Class B Notes. Such Purchaser (through the Agent) shall, as a condition of the payment of any additional amounts under this subsection 2.4(b), provide the Issuer and the Administrator (with a copy to the Agent) with evidence satisfactory to each of them of the imposition of such Taxes, together with the calculation of the additional amounts payable hereunder. The Administrator shall, on behalf of the Issuer and to the extent it has withheld or made payments of any Taxes, upon the request of the Agent on behalf of any Purchaser, provide the Agent on behalf of any Purchaser with evidence satisfactory to it of the payment of any Taxes with respect to amounts payable under the Class B Notes. If any of the Taxes required to be borne by the Issuer pursuant to this Section 2.4 are paid by any Purchaser, the Issuer will reimburse such Purchaser on a grossed-up basis for such payments, together with any interest, penalties and expenses in connection therewith, to the extent amounts are available therefor pursuant to Section 5.5(b)(iii)(3) of the Sale and Servicing Agreement.

         (c) Each Purchaser organized under the laws of any jurisdiction other than the United States or any State or political subdivision thereof agrees that, prior to the date on which the first interest payment under the Class B Notes is due thereto, it will deliver to the Agent, the Issuer and the Administrator (i) two duly completed copies of the United States Internal Revenue Service Form 4224 or successor applicable form and (ii) an Internal Revenue Service Form W-8 or successor applicable form. Each Purchaser also agrees to deliver to the Agent, the Issuer and the Administrator two further copies of the said Form 4224 and

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Form W-8, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it and such extensions or renewals thereof as may reasonably be requested by the Administrator, unless in any such case an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Purchaser from duly completing and delivering any such form with respect to it and such Purchaser so advises the Issuer, the Administrator and the Agent.

         (d) Notwithstanding anything to the contrary in this Section 2.4, each Purchaser which is not created or organized under the laws of the United States or any State or political subdivision thereof (including the District of Columbia) agrees that, upon written notice by the Administrator to such Purchaser that the U.S. Internal Revenue Service ("IRS") has determined that amounts payable under this Agreement to such Purchaser are subject to withholding tax under Section 1446 of the Code (a "Withholding Tax" and such determination being a "Withholding Event"):

                  (i) Such Purchaser shall, for tax years for which the Purchaser has already filed, or was legally required to file, U.S. federal income tax returns (each a "Prior Tax Year") prior to proper notice of such Withholding Event, (A) provide to the Administrator a signed officer's certificate of such Purchaser stating that amounts paid under the Class B Notes have been included in such Purchaser's U.S. federal income tax returns for each such Prior Tax Year, and (B) upon the written request of the Administrator, which request will provide assurances of confidentiality of information reasonably satisfactory to such Purchaser and for payment of all reasonable costs incurred by such Purchaser in fulfilling such request, provide all information in such Purchaser's possession or control to the Administrator or, at such Purchaser's option, the IRS directly required by the IRS in support of the application of Section 1463 of the Code for each such Prior Tax Year to such Withholding Tax.

                  (ii) If Section 1463 of the Code is not applicable for any Prior Tax Year of such Purchaser because the Purchaser did not include amounts payable hereunder in its U.S. federal income tax return for such Prior Tax Year and properly pay any federal income tax due on such amounts or failed to file a U.S. federal income return with respect to such Prior Tax Year, the Purchaser shall (at the Purchaser's option) either (x) amend or file, as the case may be, its U.S. federal income tax return for such Prior Tax Year to properly include amounts paid hereunder during such Prior Tax Year, pay any federal income tax due on such amounts (and interest

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         and penalties thereon if required) and comply with the provisions of clause (i) of this subsection 2.4(d) with respect to such Prior Tax Year or (y) pay to the Issuer the amount of any Withholding Tax paid or payable by the Issuer to the IRS (which payment by such Purchaser, if the applicable Withholding Tax has not theretofore been remitted to the IRS, shall be paid over by the Issuer, as applicable, to the IRS for application to such Withholding Tax) on payments hereunder during such Prior Tax Year which were not included on such Purchaser's U.S. federal income tax return or with respect to which the Purchaser did not so properly pay federal income tax.

                  (iii) No increased amount shall be payable to any Purchaser under the second sentence of subsection 2.4(b) with respect to any Withholding Tax unless, due to a change in law, treaty or regulation (or in the interpretation or administration thereof by any governmental or regulatory agency or body charged with the administration or interpretation thereof), the credit for U.S. federal income tax purposes available to such Purchaser under the Code (as in effect on the Closing Date) resulting from such Withholding Tax is discontinued or substantially reduced.

In connection with remitting to the IRS any required amount of Withholding Tax on account of a Purchaser for any tax year subsequent to the last Prior Tax Year, the amount thereof may be charged first against the amount otherwise payable to such Purchaser on account of interest on the Class B Certificates, Class B Net Funds Cap Carryover or Class B Additional Amounts (a "Class B Income Amount") for the Payment Date immediately preceding such remittance and then against each successive Class B Income Amount for subsequent Payment Dates to the extent required to aggregate such Withholding Tax amount, and the Issuer shall pay such additional interest as may accrue to the Purchaser at a rate equal to the Floating Rate on each such charge from the Transfer Date of the related Class B Income Amount through the first of the immediately succeeding April 15, June 15, September 15 or December 15 (each such date, a "Tax Payment Due Date") falling on or after the day which is 15 days after the Administrator's signed notification to the Purchaser certifying the fact, date and amount of the remittance (such first succeeding date, the "Credit Date"). The Issuer shall pay additional interest to the Purchaser on each such charge at a like rate from the Credit Date through the Tax Payment Date on which such Purchaser may (without regard to the Purchaser's other payments with respect to that Tax Payment Due Date) take such credit into account in satisfying a minimum required installment of estimated tax described in
Section 6655 of the Code, provided that (i) such additional interest shall in no event accrue beyond September 15 of the year in which the Purchaser's related income tax return is required to be filed, and (ii) such additional interest shall be payable only to the extent that the Purchaser certifies to the Administrator, in a signed officer's

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certificate that it was not legally entitled to take such credit into account in reducing a required installment for a prior Tax Payment Due Date. All interest payable pursuant to this subsection 2.4(d) shall be payable solely to the extent that funds are available therefore pursuant to
Section 5.5(b)(iii)(3) of the Sale and Servicing Agreement.

         (e) Each Purchaser, agrees that it shall use reasonable efforts to take any actions, including designating a different booking office, that will avoid any Withholding Tax or the need for, or reduce that amount of, any amounts payable to it for Taxes referred to in subsection 2.4(b); provided that no such Purchaser shall be obligated to take any actions that would, in the reasonable opinion of such Purchaser, be unlawful or otherwise disadvantageous to such Purchaser or would result in any unreimbursed cost or expense to such Purchaser, which cost and expense would not have been incurred but for such actions. If any amounts payable to a Purchaser for Taxes referred to in subsection 2.4(b) shall not be eliminated or reduced by the designation of a different booking office or other actions taken by the affected Purchaser and payment thereof hereunder shall not be waived by such Purchaser within 15 days after the Administrator shall have given written notice to such Purchaser and the Agent of its intent to replace such Purchaser, the Administrator shall have the right to (A) request in writing that the Agent, at the expense of the Administrator, use reasonable efforts, and the Agent hereby agrees upon receipt of such request to use its reasonable efforts, to obtain a replacement investor for such Purchaser is reasonably acceptable to the Administrator or (B) itself seek to replace the Purchaser hereunder with a new investor is reasonably acceptable to the Agent; provided that (i) such Purchaser shall not be replaced hereunder with a new investor until such Purchaser has been repaid in full all amounts owed to it pursuant to this Agreement and (ii) if the Purchaser to be replaced or its Support Bank is the Agent, a replacement Agent shall have been appointed in accordance with
Section 5.8 and the Agent to be replaced shall have been paid all amounts owing to it as Agent pursuant to this Agreement; provided further that the Administrator shall provide the Purchaser to be replaced with an officer's certificate stating that such new investor has advised the Administrator that it is not then subject to, or has agreed not to seek, such amounts for Taxes. Subject to the provisions of this subsection 2.4(e), each affected Purchaser hereby agrees to assign all of its rights and obligations to such replacement Purchaser pursuant to an Assignment Agreement in the form of Exhibit B, subject to payment in full of all amounts due to it hereunder (including amounts due it under this Section 2.4).

ARTICLE 3  REPRESENTATIONS AND WARRANTIES

         SECTION 3.1 Mutual Representations and Warranties. As of the Initial Closing Date, each party to this Agreement represents and warrants to the other parties that:

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                  (a) it has full power and authority, and has taken all
         action necessary, to execute and deliver this Agreement, to fulfill its obligations hereunder and to consummate the transactions contemplated hereby;

                  (b) its making and performance of this Agreement and all documents required to be executed and delivered hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other applicable law or regulation;

                  (c) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms; and

                  (d) all approvals, authorizations or other actions by, or filing with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained.

         SECTION 3.2 Issuer. As of the Initial Closing Date, Issuer further represents and warrants to the Agent and the Purchasers that:

                  (a) assuming the accuracy of each Purchaser's representations set out in Section 3.3, the offer and sale of the Class B Notes in the manner contemplated by this Agreement is a transaction exempt from the registration requirements of the Securities Act, and this Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended; and

                  (b) the Prospectus Supplement dated September 11, 1997 (and accompanying Prospectus dated September 11, 1997) relating to the Indenture Notes and the Certificates does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made (including the circumstance that only the Indenture Notes and the Certificates are offered thereby, and the Class B Notes are not).

         SECTION 3.3 Purchasers. As of each date on which it acquires Class B Note(s), each Purchaser further represents and warrants (and each Assignee shall be deemed to represent and warrant as of the date that its assignment becomes effective) that:

                  (a) it is a "qualified institutional buyer" as that term is defined under Rule 144A of the Securities Act and it is not purchasing its Class

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         B Note with a view to making a distribution thereof (within the meaning of the Securities Act); and

                  (b) neither it nor any Person acting on its behalf has made a general solicitation or general advertising, within the meaning of the Securities Act and the rules and regulations thereunder, for the offer or sale of the Class B Notes. Each Purchaser further agrees that it will not make any general solicitation or general advertising for the offer or sale of the Class B Notes and will not transfer its Class B Note (or any portion thereof) to any Person unless such Person shall have provided the Administrator and Issuer with a certificate to the effect of clause (a) above with respect to that Person.

         SECTION 3.4 Case Credit and CR II. As of the Initial Closing Date, each of Case Credit and CR II Agreement represents and warrants (severally and as to itself alone) to the Agent and the Purchasers that each of its representations and warranties set forth in each Basic Document is true and correct on the Initial Closing Date. To the extent that the Basic Documents restrict remedies with respect to the breach of any of such representations and warranties, the remedies of the Agent and the Purchasers are restricted in the same manner. Each Purchaser acknowledges and agrees that the representation and warranties made by the Issuer hereunder and in any Basic Documents shall not be deemed to be representations and warranties made by The Bank of New York on behalf of the Issuer or in its individual capacity.

ARTICLE 4  CONDITIONS

         SECTION 4.1 Conditions to Initial Purchase. The obligation of the initial Purchaser to Purchase its initial Class B Note on the Initial Closing Date shall be subject to the satisfaction of the conditions precedent that (x) the Agent shall have received, for the account of such Purchaser, a duly executed and authenticated Class B Note registered in its name and in an initial principal amount equal to its Percentage of $97,960,250.83, (y) the Agent and its affiliates shall have received certain fees and expenses (as described in the fee letter dated as of September 22, 1997 from the Agent to the Administrator and CR II) and (z) the Agent shall have received an original (except as indicated below) counterpart of the following:

                  (a) the Indenture, the Sale and Servicing Agreement, the Purchase Agreement, the Trust Agreement and the Administration Agreement (together with this Agreement and the Class B Notes, the "Basic Documents"), each of which shall be in full force and effect, and all actions required to be taken under those documents in connection with the issuance of the Class B Notes shall have been taken;


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                  (b) a certificate of the Secretary, or an Assistant
         Secretary, of each of Case Credit and CR II with respect to:

                          (i) attached copies of resolutions of its Board
                  of Directors then in full force and effect authorizing the execution, delivery and performance of the Basic Documents,

                          (ii) the incumbency and signatures of those of
                  its officers authorized to act with respect to the Basic Documents and

                          (iii) attached copies of its certificate of
                  incorporation and by-laws;

                  (c) the following opinions addressed to the Agent and the Purchasers, and in each case as to the matters and in such form and substance as shall be satisfactory to the Agent and the
         Purchasers:

                          (i) opinions of Mayer, Brown & Platt as to
                  certain corporate and securities matters, true sale and non-consolidation;

                          (ii) an opinion of Dawn Beck, senior counsel to
                  Case Corporation, as to certain corporate matters;

                          (iii) an opinion of Foley & Lardner as to certain
                  UCC matters; and

                          (iv) an opinion of Richards, Layton & Finger as
                  to certain Delaware business trust and UCC matters;

                  (d) an executed copy of ISDA Swap Agreement, dated the Closing Date, between the initial Purchaser and Case Credit, including the Schedule thereto and the initial Confirmation thereunder, in form and substance satisfactory to the initial Purchaser and the Agent;

                  (e) photocopies of each UCC financing statement being filed pursuant to the Basic Documents in connection with the transactions occurring on the Initial Closing Date and of the results of UCC record searches conducted in connection with those transactions; and

                  (f) any other information, certificates, opinions and documents as the Agent may have reasonably requested.

         SECTION 4.2 Conditions to Each Purchase. The obligation of each Purchaser to make any Purchase on the Initial Closing Date and each Additional

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Closing Date shall be subject to the further conditions precedent that on the date of the Purchase, before and after giving effect thereto and to the application of any proceeds therefrom, the following statements shall be true:

                  (a) the representations and warranties of Issuer, Case Credit and CR II set out in this Agreement are true and accurate in all material respects as of that date with the same effect as though made on that date (unless specifically stated to relate to an earlier date);

                  (b) all of the conditions precedent under the Basic Documents to any purchase of Subsequent Receivables occurring on such date have been (or will, concurrently with the issuance of the applicable Additional Class B Notes, be) satisfied (and Agent shall have received copies of all UCC filings made in connection with such purchase);

                  (c) in the case of any Additional Closing Date, the Issuer and the applicable Purchaser shall have agreed upon the interest rate applicable to the Additional Class B Notes to be issued on that date; and

                  (d) no Event of Default, Default or Servicer Default has occurred and is continuing.

ARTICLE 5  AGENT; REQUIRED PURCHASERS

         SECTION 5.1 Appointment. The Purchasers hereby designate CSFB as Agent. Each Purchaser hereby irrevocably authorizes the Agent to take action on its behalf under the provisions of the Basic Documents and any other instruments and agreements referred to therein or contemplated thereby and to exercise the powers and perform the duties hereunder and thereunder that are specifically delegated to or required of the Agent by the terms hereof and thereof, and any other powers as are reasonably incidental thereto. The Agent may perform any of its duties by or through its officers, directors, agents or employees.

         SECTION 5.2 Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them under any Basic Document or in connection herewith or therewith, unless caused by their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature, the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Purchaser, and nothing in any Basic Document, expressed or implied, is intended to or shall be construed as to impose upon the Agent any obligations in respect of any Basic Document except as expressly set forth herein.

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         SECTION 5.3 Lack of Reliance on Agent. Independently and without reliance upon the Agent, each Purchaser, to the extent it deems appropriate, has made and shall continue to make (a) its own independent investigation of the financial condition and affairs of Issuer, CR II and Case Credit in connection with the making of each Purchase and the taking or not taking of any action in connection herewith and (b) its own appraisal of the creditworthiness of Issuer, CR II and Case Credit and the merits and risks of an investment in the Class B Notes, and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Purchaser with any credit or other information with respect thereto, whether coming into its possession before the making of a Purchase or at any time or times thereafter. The Agent shall not be responsible to any Purchaser for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of the Basic Documents or the financial condition of Issuer, CR II or Case Credit or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any Basic Document, or the financial condition of Issuer, CR II or Case Credit or the existence or possible existence of any Default or Servicer Default.

         SECTION 5.4 Certain Rights of Agent. If the Agent shall request instructions from the Required Purchasers with respect to any act or action (including failure to act) in connection with any Basic Document, the Agent shall be entitled to refrain from acting or taking the action unless and until the Agent shall have received instructions from the Required Purchasers, and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Purchaser shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under any Basic Document in accordance with the instructions of the Required Purchasers or for refraining to act in the absence of instruction.

         SECTION 5.5 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person. The Agent may consult with legal counsel (including counsel for any Related Person), independent public accountants and other experts selected by the Agent and shall not be liable for any action taken or omitted to be taken in accordance with the advice of such counsel, accountants or experts.


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



         SECTION 5.6 Indemnification. The Purchasers will reimburse and indemnify the Agent ratably in accordance with their respective Percentages from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements of whatsoever kind or nature that may be imposed on, asserted against or incurred or suffered by the Agent (including fees and expenses of legal counsel, accountants and experts) in performing its duties or as a result of any action taken or omitted to be taken by the Agent under any Basic Document or in any way relating to or arising out of any Basic Document; provided, that no Purchaser shall be liable for any portion of these liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable order). Notwithstanding the foregoing, no Structured Lender shall be obligated to reimburse or indemnify the Agent pursuant to this Section 5.6; provided that one or more support Banks (severally and in such portions as is reasonably acceptable to such Structured Lender and the Agent) shall have agreed in a manner reasonably acceptable to such Structured Lender and the Agent to provide such reimbursement and indemnification to the aggregate extent of such Structured Lender's Percentage thereof.

         SECTION 5.7 Agent in its Individual Capacity. With respect to its obligation to purchase Class B Notes under this Agreement, the Agent shall have the rights and powers specified herein for a Purchaser and may exercise the same rights and powers as though it were not performing the duties of the "Agent" specified herein, and the term "Purchasers," "Required Purchasers" and "holders" or "payees" of any Class B Notes or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Issuer or Administrator or any of their Affiliates as if the Agent were not performing the duties specified herein, and may accept fees and other consideration from Issuer or Administrator for services in connection with this Agreement and otherwise without having to account for the same to the Purchasers.

         SECTION 5.8 Resignation by Agent. (a) The Agent may resign at any time by giving notice to Issuer and the Purchasers. Such resignation shall take effect upon the appointment of a successor Agent pursuant to subsections (b) and (c) below or as otherwise provided below.

         (b) Upon any notice of resignation of the Agent, the Required Purchasers shall appoint a successor Agent hereunder who shall be a commercial bank or trust company reasonably acceptable to Issuer (it being understood and agreed that any Purchaser is deemed to be acceptable to Issuer).


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         (c) If a successor Agent is not appointed pursuant to subsection
(b) within 30 days after the delivery of the notice referred to in subsection (a), the resigning Agent, with the consent of Issuer, which shall not be unreasonably withheld, shall then appoint a successor Agent who shall serve as Agent hereunder until the time, if any, that the Required Purchasers appoint a successor Agent as provided above.

         (d) If no successor Agent has been appointed pursuant to subsection (b) or (c) above by the 60th day after the date notice of resignation was given by the resigning Agent, such Agent's resignation shall become effective and the Purchasers shall thereafter perform all the duties of the Agent under the Basic Documents until the time, if any, that the Purchasers appoint a successor Agent as provided above.

         SECTION 5.9 Required Purchasers. "Required Purchasers" means Purchasers holding Class B Notes the aggregate outstanding principal amount of which is more than 50% of the total outstanding principal amount of the Class B Notes.

ARTICLE 6  MISCELLANEOUS PROVISIONS

         SECTION 6.1 Successors and Assigns; Assignments. (a) This Agreement shall be binding upon, and inure to the benefit of, Issuer, Case Credit, the Agent, the Purchasers and their respective successors and assigns; provided that none of Issuer, Case Credit or CR II may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of all the Purchasers, except that Administrator may be terminated in accordance with the Basic Documents; and provided further, that no Purchaser or Participant may transfer, pledge, assign, sell participations in or otherwise encumber its rights or obligations hereunder or any interest herein except as permitted under this section.

         (b) Each Purchaser may at any time sell to one or more banks or other entities ("Participants") participating interests in all or any portion of its Class B Note and its obligations hereunder (its "Credit Exposure"); provided that such Participant shall have certified to the selling Purchaser that such Participant is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act). In the event of any sale by a Purchaser of participating interests to a Participant, the Purchaser shall notify Issuer of the identity of the Participant upon a request by Issuer, the Purchaser's obligations under this Agreement shall remain unchanged, the Purchaser shall remain solely responsible for the performance thereof, and the Purchaser shall remain the holder of its rights under its Class B Note and this Agreement for all purposes under this Agreement, and the other parties to the Basic Documents shall continue to deal solely and directly with the Purchaser in connection with such rights and obligations under this Agreement.

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



         The Purchasers agree that any agreement between them and any Participant in respect of a participating interest shall (x) contain a covenant of the Participant not to make any general solicitation or general advertising for the offer or sale of its interest in the Class B Notes, (y) require the Participant to comply with the terms of Section 6.10 and (z) not restrict the Purchasers' right to agree to any amendment, supplement or modification of the Basic Documents except to (i) extend the final maturity of any obligation, (ii) reduce the rate or extend the time of payment of interest thereon under the Basic Documents, (iii) reduce the principal amount of any obligation, (iv) release or direct the release of all or substantially all of the Collateral or the Trust Estate, (v) increase the amount of the participation from the amount thereof then in effect, or (vi) permit assignment or transfer by Issuer, CR II or Case Credit of its rights or obligations under the Basic Documents.

         (c) Any Purchaser may at any time assign to any Permitted Transferee or to one or more banks or other financial institutions (each, an "Assignee") all or any part of its Credit Exposure; provided that (i) unless assigned to an Affiliate of the Purchaser or to a Permitted Transferee, it assigns all of its Credit Exposure or a portion of its Credit Exposure in an amount not less than $5,000,000, (ii) such Assignee, other than an existing Purchaser, an Affiliate of the Purchaser or a Permitted Transferee, must be acceptable to the Agent, in its discretion, and must be acceptable to the Administrator (such acceptance not to be unreasonably withheld or delayed), and (iii) such Assignee shall have certified to the assigning Purchaser that such Assignee is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act). For purposes of this Section 6.1, a "Permitted Transferee" means, with respect to any Structured Lender, any of its Support Banks.

         In the event of any assignment, the Purchaser shall give notice to Issuer and the Agent and shall deliver to the Agent, for acceptance and recording in its records, an assignment agreement substantially in the form of Exhibit A together with a processing and recordation fee of, in the case of assignments to a Purchaser or an Affiliate of a Purchaser, $1,500 and, in cases of any other assignment, $3,500; provided, that no processing and recordation fee shall be payable in connection with any assignment by a Structured Lender to a Permitted Transferee. Within five Business Days of receipt thereof, the Agent shall, if the assignment agreement has been fully executed by the Assignee and the assignor Purchaser, is completed and is in substantially the form of Exhibit A, execute the assignment agreement and record the information contained therein in its records. Upon the earlier of the expiration of the five Business Day period or the date of the recording, the assignment will become effective; provided, that any assignment by a Structured Lender to a Permitted Transferee shall not require acceptance or recording by the Agent prior to effectiveness and shall become effective immediately upon receipt by the Agent of an assignment agreement

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



appropriately completed in substantially the form of Exhibit A and executed by such Structured Lender and the applicable Permitted Transferee.

         Issuer, Administrator, Case Credit, the Agent and the Purchasers agree to extend the rights and benefits under this Agreement to the Assignee to the extent the Assignee would have had if it were a Purchaser that was an original signatory to this Agreement; provided, that the parties hereto shall be entitled to continue to deal solely and directly with the assignor Purchaser in connection with the interests so assigned to the Assignee until the assignment agreement and any required fee, as described above, shall have been delivered to the Agent by the Purchaser and the Assignee and the assignment shall have become effective. Upon the effective assignment of its Credit Exposure, the Purchaser shall be relieved of its obligations hereunder to the extent of the assignment. The Issuer shall issue one or more substitute Class B Notes in exchange for the Class B Notes that are the subject of any assignment, reflecting the assignment.

         (d) The sale or assignment of any Credit Exposure to any Assignee or Participant (each, a "Transferee") shall not be effective until it has agreed to be bound by the provisions of Section 6.10. Issuer authorizes the Purchasers to disclose to any Transferee and any prospective Transferee any and all information in their possession concerning Issuer in connection with the Transferee's credit evaluation of the Class B Notes prior to entering into this Agreement.

         (e) Notwithstanding any other provision set forth in this Agreement, the Purchasers may at any time create a security interest in all or any portion of their rights under this Agreement and the Class B Notes in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

         (f) In connection with any proposal that a bank or other financial institution become a Support Bank for a Purchaser which is a Structured Lender, such Purchaser at its sole discretion, shall be entitled to distribute to any proposed Support Bank on a confidential basis any information furnished to such Purchaser by the Agent pursuant to the Basic Documents. Each Purchaser which is a Structured Lender shall promptly notify the Agent (who shall promptly notify Issuer) in writing of the identity and interest of each Support Bank for such Purchaser promptly upon the obtaining of such Support Bank.

         SECTION 6.2 Survival of Agreement. All covenants, agreements, representations and warranties made herein and in the Class B Notes delivered pursuant hereto shall survive the making and the repayment of the Purchases and the execution and delivery of this Agreement and the Class B Notes and shall continue in full force and effect until all obligations have been paid in full and all commitments of the Purchasers hereunder have been terminated. In addition, the

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



obligations of the Purchasers under Section 5.6 and CR II under Section
6.11 and each applicable party's obligations under Section 6.10 shall survive the termination of this Agreement.

         SECTION 6.3 Entire Agreement. This Agreement, together with the other Basic Documents and the fee letter referred to in Section 4.1, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all previous oral statements and other writings with respect thereto.

         SECTION 6.4 Notices. All communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, sent by overnight courier or mailed by registered mail, postage prepaid and return receipt requested, or transmitted by facsimile transmission and confirmed by a similar mailed writing to any party at the address for that party set forth (a) on the signature page to this Agreement or (b) to another address as that party may designate in writing to the Agent and Issuer.

         SECTION 6.5 No Third-Party Beneficiaries. Nothing expressed herein is intended or shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement.

         SECTION 6.6 Severability of Provisions. Any covenant, provision, agreement or term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement.

         SECTION 6.7 Counterparts. This Agreement may be executed in any number of counterparts (which may include facsimile) and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         SECTION 6.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         SECTION 6.9 Tax Characterization. It is the intent of the Issuer, CR II, Case Credit and the Class B Noteholders that, for purposes of Federal and State income tax and any other tax measured in whole or in part by income, the Class B Notes will qualify as indebtedness of the Issuer. Each Purchaser, by acceptance

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



of a Class B Note, agrees to treat, and to take no action inconsistent with the treatment of, the Class B Notes for such tax purposes as indebtedness of the Trust, except as otherwise required by law.

         SECTION 6.10 No Proceedings. (a) The Agent and each Purchaser agree that they will not at any time institute against CR II or the Issuer, or join in any institution against CR II or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or State bankruptcy or similar law in connection with any obligations relating to the Class B Notes or any of the Basic Documents. The foregoing shall not limit the rights of any Person to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against CR II or the Issuer by any Person other than such Person.

         (b) Each of the Issuer, Case Credit, CR II, the Agent (solely in its capacity as such), and each Purchaser (solely in its capacity as such) hereby agrees that it will not institute against any Structured Lender, or join any other Person in instituting against any Structured Lender, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law, for one year plus one day after the latest maturing commercial paper note, medium term note or other debt security issued by such Structured Lender is paid. The foregoing shall not limit the rights of any Person to file any claim in or otherwise take any action with respect to any insolvency proceeding that was instituted against any Structured Lender by any Person other than such Person.

         SECTION 6.11 Expenses; Indemnification. Case Credit shall pay on demand (i) all reasonable out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses and rating agency fees) of the Agent and Conduit incurred in connection with the preparation, execution, delivery, administration, amendment, modification and waiver of the Basic Documents and the making and repayment of the Purchases, and (ii) all reasonable out-of-pocket fees and expenses of the Purchasers and the Agent (including reasonable attorneys' fees and expenses of their counsel) incurred in connection with the enforcement of the Basic Documents against Issuer, Case Credit and CR II and in connection with any workout or restructuring of the Basic Documents. In addition, CR II will pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing, recording or enforcement of this Agreement or any payment made under the Basic Documents (other than taxes imposed on net income of any Purchaser), and hereby indemnifies and saves the Agent and the Purchasers harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay the taxes and fees. In addition, CR II agrees to pay, indemnify, and hold each Purchaser and the Agent (and their respective directors, officers, employees, agents,

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



affiliates and successors) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (whether or not caused by any Purchaser's or the Agent's or any of their respective directors', officers', employees', agents', successors', affiliates' or assigns' negligence (other than gross negligence) and including the reasonable fees and disbursements of the respective counsels to the Agent and each Purchaser, including, without duplication, the allocated costs of staff counsel to any such Purchaser or the Agent) with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Basic Documents (regardless of whether the Agent or any Purchaser is a party to the litigation or other proceeding giving rise thereto), (all the foregoing in sentence, collectively, the "indemnified liabilities"), provided, that CR II shall have no obligation hereunder to the Agent or any Purchaser with respect to indemnified liabilities to the extent such indemnified liabilities arise solely from (i) the gross negligence or wilful misconduct of the Administrative Agent or any such Purchaser (or any of their respective directors, officers, employees, agents, affiliates or successors) or (ii) legal proceedings commenced against the Agent or any such Purchaser by any securityholder or creditor of the Agent or any such Purchaser arising out of or based upon rights afforded any such securityholder or creditor solely in its capacity as such.

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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

                          CASE EQUIPMENT LOAN TRUST 1997-B

                          By: THE BANK OF NEW YORK,
                              not in its individual capacity but solely as
                              Trustee under the Trust Agreement


                          By:  /s/ Cheryl L. Laser
                            Name:  Cheryl L. Laser
                            Title: Assistant Vice President

                                   Address:    101 Barclay Street, Floor 12E
                                               New York, New York 10286

                                   Attention:  Corporate Trust Administration -
                                               Asset Backed Finance Unit
                                   Telephone:  (212) 815-7156
                                   Facsimile:  (212) 815-5544


                          CASE CREDIT CORPORATION,
                            as Administrator


                          By:  /s/ Peter Hong
                            Name:  Peter Hong
                            Title:   Treasurer

                          Address:          233 Lake Avenue
                                            Racine, Wisconsin 53403

                          Attention:        Treasurer
                          Telephone:        (414) 636-6011
                          Facsimile:        (414) 636-6466



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



                          CASE RECEIVABLES II INC.


                          By:  /s/ Peter Hong
                            Name:  Peter Hong
                            Title: Treasurer

                          Address:          233 Lake Avenue
                                            Racine, Wisconsin 53403

                          Attention:        Treasurer
                          Telephone:        (414) 636-6011
                          Facsimile:        (414) 636-6466


                          CREDIT SUISSE FIRST BOSTON, NEW YORK
                          BRANCH,
                            as Agent and as Support Bank for Conduit


                          By:  /s/ David Schrenzel
                            Name:  David Schrenzel
                            Title:    Director


                          By:  /s/ Elizabeth A. Whalen
                            Name:  Elizabeth A. Whalen
                            Title:      Associate

                          Address:          Eleven Madison Avenue
                                            New York, NY 10010-3629
                          Telephone:        212/325-9076
                          Facsimile:        212/325-6677


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



                ALPINE SECURITIZATION CORP., as a Purchaser

                By: Credit Suisse First Boston, New York Branch, as attorney-in-fact


                By:  /s/ David Schrenzel
                  Name:  David Schrenzel
                  Title: Director


                          By:  /s/ Elizabeth Z. Whalen
                            Name:  Elizabeth A. Whalen
                            Title: Associate

                  Address: c/o Credit Suisse First Boston,
                                     New York Branch
                                   Eleven Madison Avenue
                                   New York, New York 10010


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


                                                                   SCHEDULE I
                                                   to Note Purchase Agreement





                   INITIAL PURCHASER'S MAXIMUM AMOUNT AND PERCENTAGE
                   -------------------------------------------------

                                                              Maximum Amount
                                                              --------------
Purchaser
---------
                                                              $97,960,250.83

                                                              Percentage
                                                              ----------
Alpine Securitization Corp.                                      100%


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



                                                                   EXHIBIT B
                                                  to Note Purchase Agreement


                        FORM OF ASSIGNMENT AGREEMENT
                        ----------------------------

         This ASSIGNMENT AGREEMENT, dated as of ____________ (this "Agreement"), is made between ____________________ ("Assignor"), and _____________________ ("Assignee"). Except as otherwise defined herein, capitalized terms have the meanings assigned to them in the Note Purchase Agreement (as defined below).


                                 BACKGROUND


         A. Assignor is a party to the Note Purchase Agreement, dated as of September 22, 1997 (as amended, supplemented or otherwise modified from time to time, the "Note Purchase Agreement"), among CASE EQUIPMENT LOAN TRUST 1997-B, a Delaware business trust ("Issuer"), CASE CREDIT CORPORATION, a Delaware corporation, CASE RECEIVABLES II INC., a Delaware corporation, the Purchasers party thereto (including Assignor), certain Purchasers and CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as Agent.

         B. Assignor wishes to assign, and Assignee wishes to be so assigned, Assignor's rights and obligations arising on and after the Effective Date (as defined below) under the Note Purchase Agreement and its Class B Note including its obligations to make Purchases (its "Credit Exposure").

         C. Assignor and Assignee also wish (a) Assignee to assume the obligations of Assignor under the Note Purchase Agreement with respect to Assignee's Share (as defined below) to the extent of the rights assigned and (b) Assignor to be released from the obligations assumed by Assignee.

         SECTION 1. Assignment. Effective on the Effective Date (as defined below) and upon payment of the amount specified in Section 3(a), Assignor hereby assigns and transfers to Assignee, without recourse, representation or warranty of any kind, express or implied (except as provided in Sections 6(a) and (b)), and subject to Section 4(b), Assignee's Share (as specified in Annex I hereto) (the "Assignee's Share") of all of Assignor's rights, title and interest arising under (a) the Note Purchase Agreement relating to Assignor's Credit Exposure including all rights and obligations with respect to the Purchases attributable to Assignee's

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



Share and (b) Assignor's Class B Note with respect to Assignee's Share as will result in Assignee having from and after the Effective Date the Percentage ("Assignee's Percentage") specified in Annex I.

         SECTION 2. Assumption. Effective on the Effective Date, Assignee hereby irrevocably purchases, assumes and takes from Assignor, and Assignor is hereby expressly and absolutely released from, all of Assignor's obligations arising under the Note Purchase Agreement relating to Assignee's Share and of any outstanding Purchases attributable to Assignee's Share. Assignee hereby agrees to be bound by the provisions of the Note Purchase Agreement.

         SECTION 3. Payment. In consideration of the assignment by Assignor to Assignee as set forth above, Assignee agrees to pay to Assignor, in Dollars and in immediately available funds, (a) on or prior to the Effective Date, an amount specified by Assignor in writing on or prior to the Effective Date that represents Assignee's Share attributable to the principal amount of the Purchases made pursuant to the Note Purchase Agreement and outstanding on the Effective Date, and (b) from time to time thereafter, other amounts (if any) that Assignee has agreed in writing to pay to Assignor after the Effective Date. In consideration of the assumption by Assignee, Assignor agrees to pay to Assignee on the Effective Date, an assignment fee (if any) that previously has been agreed to in writing by both parties.

         Notwithstanding anything to the contrary in this Agreement, if and when Assignee receives or collects (x) any payment of principal or interest relating to any Purchases or (y) any payment of fees that are required to be paid to Assignor pursuant to this Agreement, then Assignee shall forward the payment to Assignor.

         To the extent payment of funds to Assignee or Assignor are not made within one Business Day, each, as the case may be, shall be entitled to recover the due amount, together with interest thereon at the Federal Funds Rate per annum accruing from the date of payment or the date of receipt of the funds by the other party.

         SECTION 4. Effectiveness. (a)(i) This Agreement shall become effective on the date (the "Effective Date") on which [it shall have been duly executed by all parties and the Agent shall have recorded the information contained herein in its records (or automatically upon the Agent's receipt of this Agreement signed by Assignor and Assignee if not so recorded within five Business Days of such receipt)] [the Agent shall have received this Agreement duly executed by Assignor and Assignee] Assignor hereby notifies the Agent of the assignment, effective as of the Effective Date, of Assignee's Share and any Purchases attributable to the Assignee's Share, and directs the Agent to pay Assignee any payment of principal of, or interest on, any Purchase attributable to the Assignee's Share of any

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



Purchases. No (x) failure of either Assignee or Assignor to settle any amount owed to the other (except with respect to the payment of the processing and recordation fee to the Agent and the payment due under
Section 3(a)), (y) dispute respecting any other settlement, including in respect of Issuer, or (z) bankruptcy, insolvency or other condition whatsoever respecting any Person, shall in any way impair, reduce or otherwise affect the effectiveness of this Agreement.

         (ii) Assignor, Assignee and the Agent each acknowledges and agrees that from and after the Effective Date, the Issuer shall make all payments under the Note Purchase Agreement in respect of Assignee's Share (including all payments of principal and interest with respect thereto, whether or not the payments shall have accrued prior to or after the Effective Date) to Assignee only. Assignor and Assignee hereby agree further to make all appropriate adjustments in payments to either of them under the Note Purchase Agreement for periods prior to the Effective Date directly between themselves.

         (b) With respect to any Purchase attributable to Assignee's Share, if and when Assignor receives or collects any payment of principal or interest with respect to Assignee's Share for any period commencing on or after the Effective Date, Assignor shall distribute to Assignee the portion attributable to Assignee's Share, but only to the extent it accrued on or after the Effective Date and was not theretofore paid to Assignee by Issuer or otherwise. Any principal or interest paid prior to the Effective Date shall be retained by Assignor. Any principal or interest received by Assignee that accrued prior to the Effective Date shall be forwarded promptly, in the form received, to Assignor. Assignee recognizes and agrees that (i) it shall receive no payment on account of any Agent's fees or other amounts or expenses (including counsel fees) payable to the Agent (in such capacities and for their own account), (ii) this Agreement shall not operate to assign any rights or delegate any obligations of the Agent (in such capacities), and (iii) notwithstanding anything to the contrary in this Agreement, Assignor shall retain all of its rights to indemnification under the Note Purchase Agreement for any events, acts or omissions occurring prior to the Effective Date.

         (c) The Agent, by its execution hereof, acknowledges the assignment and agrees to make payments in respect of principal, interest, fees and Additional Amounts as described in clause (a).

         SECTION 5. Rights as Purchaser under Note Purchase Agreement. In accordance with Section 6.1 of the Note Purchase Agreement, (a) as of the Effective Date, Assignee will be a Purchaser under, and party to, the Note Purchase Agreement and shall have (i) all of the rights and obligations of a Purchaser (to the extent of the assignment and assumption of Assignee's Share effected by this Agreement) and (ii) the addresses for notice purposes as set forth in item 2 of Annex I hereto and (b) promptly on or after the Effective Date,

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Issuer will execute and deliver any documents and instruments that Assignor or Assignee reasonably may require.

         SECTION 6. Representations and Warranties. (a) Each of Assignor and Assignee represents and warrants to the other as follows:

                  (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, to fulfill the obligations hereunder and to consummate the transactions contemplated hereby,

                  (ii) the making and performance of this Agreement and all documents required to be executed and delivered hereunder do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other applicable law or regulation,

                  (iii) this Agreement has been duly executed and delivered and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, and

                  (iv) all approvals, authorizations or other actions by, or filing with, any governmental authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained.

         (b) Assignor represents and warrants to Assignee that Assignee's Share and the Purchases attributable to Assignee's Share are not subject to any liens or security interests created by Assignor.

         (c) Except as set forth in subsections (a) and (b), Assignor makes no representations or warranties, express or implied, to Assignee and shall not be responsible to Assignee for (i) the execution, effectiveness, genuineness, legality, validity, enforceability, collectibility, regulatory status or sufficiency of the Note Purchase Agreement or any of the other Basic Documents, (ii) the perfection, priority, value or adequacy of any collateral security or guaranty, (iii) the taking of any action, or the failure to take any action, with respect to any of the Basic Documents,
(iv) any representations, warranties, recitals or statements made in any of the Basic Documents or in any written or oral financial or other statements, instruments, reports, certificates or documents made or furnished by Assignor to Assignee or by or on behalf of Issuer or any of its Affiliates to Assignor or Assignee in connection with the Basic Documents and the transactions contemplated thereby, (v) the financial or other condition of Issuer or any other Person or (vi) any other matter having any relation to any of the foregoing. Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Basic Documents or the existence or

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possible existence of any Event of Default, Default or Servicer Default.
Additionally, Assignor shall not have any duty or responsibility either initially or on a continuing basis to make any investigation or any appraisal on Assignee's behalf or to provide Assignee with any credit or other information with respect thereto, whether coming into Assignor's possession before the execution of the Note Purchase Agreement or at any time thereafter. Assignor shall have no responsibility with respect to the accuracy of, or the completeness of, any information provided to Assignee, whether by Assignor or by or on behalf of Issuer or any other Person obligated under the Note Purchase Agreement or any related instrument or document.

         (d) Assignee represents and warrants that (x) it has made its own independent investigation of each of the foregoing matters, including the financial condition and affairs of Issuer and its Affiliates, in connection with the making of the Purchases and the execution of this Agreement (including the solvency of Issuer and its Affiliates, their ability to pay their respective debts as they mature and the capital of Issuer and its Affiliates remaining after the closing under the Basic Documents and the consummation of the transactions contemplated thereby) and has made and shall continue to make its own appraisal of the creditworthiness of Issuer and its Affiliates, and (y) the representations and warranties set forth in
Section 3.3 of the Note Purchase Agreement are true and correct with respect to the Assignee. Assignee hereby agrees that it will not make any general solicitation or general advertising for the offer or sale of the Class B Notes. Assignee (i) confirms that it has received copies of the Basic Documents together with copies of certain other closing documents delivered in connection with the Note Purchase Agreement, financial statements and any other documents and information that it has requested or deemed appropriate to make its own credit analysis and decision to enter into this Agreement and (ii) agrees that it will, independently and without reliance upon the Agent, Assignor or any other Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Basic Documents.

         SECTION 7. No Proceedings. Assignee hereby agrees to be bound by the provisions of Section 6.10 of the Note Purchase Agreement.

         [SECTION 8. Withholding Taxes. Assignee agrees to execute and deliver to the Agent, for delivery to Issuer, on or before the Effective Date or, in the case of a Support Bank, on or before the date it becomes a Support Bank, (a) two original copies of Internal Revenue Service Form 4224 or successor applicable form, properly completed and duly executed by the Assignee certifying that it is entitled to receive payments under the Note Purchase Agreement and any Class B Note without deduction or withholding of any United States Federal income taxes, or (b) an original copy of Internal Revenue Service Form W-8 or

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applicable successor form, properly completed and duly executed. Assignee represents and warrants to Issuer and Assignor that, as of the Effective Date, it shall be entitled to receive payments under its Class B Note, the Note Purchase Agreement and hereunder without deduction for or on account of any taxes imposed by the United States of America or any political subdivision thereof; provided that in the case of an Assignee which is a Support Bank, such representation and warranty shall be made as of the date on which such Assignee became a Support Bank. In the event that, after delivering the applicable form, Assignee shall cease to be exempt from withholding and/or deduction of taxes, then the Agent may withhold and/or deduct the applicable amount from any payments of principal, interest and any fees to which Assignee otherwise would be entitled, and the Agent shall have no liability whatsoever to Assignee for any such withholding or deduction. Assignee shall indemnify Issuer and the Agent from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs or expenses that result from Assignee's breach of such representation and warranty.]*/

         SECTION 9. Miscellaneous. (a) Each of the parties hereto agrees to take any action and execute and deliver any documents that any party hereto reasonably may request from time to time in order to implement more fully the purposes of this Agreement. Without limiting the generality of the foregoing, Assignor and Assignee will cooperate in obtaining for Assignee a Class B Note (as well as a replacement Class B Note for Assignor representing any retained interest of Assignor).

         (b) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

         (c) Except as otherwise set forth herein, this Agreement sets forth the entire agreement between the parties relating to the subject matter hereof, and no term or provision of this Agreement may be amended, changed, waived, discharged or terminated orally or otherwise, except in a writing signed by Assignor and Assignee.

         (d) This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument.
--------
     * If the Assignee is not a U.S. person within the meaning of Section 7701(a)(30) of the Internal Revenue Code.

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         (e) Each of the parties hereto agrees that each party shall bear its own expenses in connection with the preparation and execution of this Agreement and the consummation of the Assignment described herein. Assignee further agrees that it shall send a check in the amount of $[1,500] [3,500] to the Agent on or prior to the Effective Date, as payment of the processing and recordation fee described in Section 6.1(c) of the Note Purchase Agreement. [Select correct amount in accordance with that Section; delete in the case of a Permitted Transferee.]

         (f) All representations and warranties made, and indemnities provided for, herein shall survive the consummation of the transactions contemplated hereby.

         (g) Assignor may at any time or from time to time grant assignments and participations in its rights and obligations under the Note Purchase Agreement and its Class B Note to other Persons, but not in the portions thereof assigned to Assignee.

         (h) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Assignor nor Assignee may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party. The preceding sentence shall not limit the right of Assignee to assign all or part of Assignee's Share in the manner contemplated by the Note Purchase Agreement.

         (i) Assignee acknowledges that all obligations of the Agent are subject to Article 5 of the Note Purchase Agreement.

         [SECTION 10. Assumption by Support Bank. In accordance with Section 2.1(c) of the Note Purchase Agreement, each of the undersigned Support Banks for Assignee join in this Agreement to confirm, for the benefit of the parties to the Note Purchase Agreement, that such Support Bank is obligated to make its Support Bank Percentage (defined below) of all Purchases that Assignee would otherwise be required to make under the Note Purchase Agreement. The "Support Bank Percentage" of each Support Bank is as follows:

__________________________.]**/





---------------------------
     **Use bracketed language if Assignee is a Structured Lender and its Purchases are discretionary.

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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers and delivered as of the day and year first above written.

                                _________________________________,
                                as Assignor



                                By:______________________________
                                   Title:________________________



                                __________________________________,
                                as Assignee

                                By:_______________________________
                                   Title:_________________________


                                [______________________________,
                                 as Support Bank]


         The undersigned hereby acknowledges the terms and provisions of this Agreement.


------------------------------,
  as Agent

By:______________________________
  Title:_________________________

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                                                                    ANNEX I
                                                    to Assignment Agreement


Item 1.  Assignee's Share:

         (a)  Assignee's Maximum Amount                      $______________

         (b)  Assignee's Percentage                            _____________%


Item 2.  Address of Assignee for notice purposes:

       ____________________________
       ____________________________
       ____________________________

         Attention:  ______________
         Telephone:  ______________
         Facsimile:  ______________




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||                                                               APPENDIX X
                                                 to Note Purchase Agreement


                     INDEX OF ADDITIONAL DEFINED TERMS
                     ---------------------------------

Administrator     ......................................................1, 4
Agent             .........................................................1
Agreement         .........................................................1
Assignee          ........................................................14
Basic Documents   .........................................................9
Case Credit       .........................................................1
Class B Income Amount......................................................5
Class B Notes     .........................................................1
CR II             .........................................................1
Credit Date       .........................................................5
Credit Exposure   ........................................................14
Falcon            .........................................................2
FNBC              .........................................................1
Indenture         .........................................................1
Initial Class B Notes......................................................2
IRS               .........................................................4
Issuer            .........................................................1
Participants      ........................................................14
Percentage        .........................................................2
Prior Tax Year    .........................................................4
Purchase          .........................................................2
Purchasers        .........................................................1
Required Purchasers.......................................................13
Sale and Servicing Agreement...............................................1
Structured Lender .........................................................2
Support Bank      .........................................................2
Tax Payment Due Date.......................................................5
Taxes             .........................................................3
Transferee        ........................................................15
Withholding Event .........................................................4
Withholding Tax   .........................................................4


||

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